EXHIBIT 99


                  Exhibit 99 to the Annual Report on Form 10-K
                   for the Fiscal Year Ended December 31, 2004

     Cautionary Statements Regarding "Safe Harbor" Provisions of the Private
                    Securities Litigation Reform Act of 1995

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Forward-looking statements may appear in periodic reports filed with the Securities and Exchange Commission (including the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q), in press releases, in the Company's Annual Report to Stockholders and other reports to stockholders, and in other communications made by the Company. These forward-looking statements can be identified by their use of words such as "anticipates," "expects," "is confident," "plans," "could," "will," "believes," "estimates," "forecasts," "projects" and other words of similar meaning. These forward-looking statements address various matters including:

   o Our anticipated results of operations, liquidity position, financial condition and capital resources;

   o The benefits that we expect will result from our business activities and certain transactions we announced or completed, such as increased revenues, decreased expenses, and avoided expenses and expenditures;

   o Statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts;

   o The accuracy of our estimates and assumptions utilized in our critical accounting policies;

   o    The timing and successfulness of research and development activities;

   o    Trade buying patterns;

   o    The impact of competitive or generic products;

   o Economic conditions, including interest rate and foreign currency exchange rate fluctuation;

   o    Changes in generally accepted accounting principles;

   o Any changes in political or economic conditions due to the threat of terrorist activity worldwide and related U.S. military action internationally;

   o Costs related to product liability, patent protection, government investigations and other legal proceedings;

   o    Our ability to protect our intellectual property, including patents;

   o The impact of legislation or regulation affecting pricing, reimbursement or access, both in the United States and internationally;

   o    Impact of managed care or health care cost-containment;

   o Increased focus on privacy issues in countries around the world, including the United States and the European Union;

   o Governmental laws and regulations affecting our U.S. and international businesses, including tax obligations;

   o    Environmental liabilities;

   o The future impact of presently known trends, including those with respect to product performance and competition;

   o    Change in product mix;

   o Anticipated amounts of future contractual obligations and other commitments, including future minimum rental payments under non-cancelable operating leases and estimated future pension and other postretirement benefit payments;

   o Anticipated developments relating to sales of PREMPRO/PREMARIN family of products, PROTONIX, EFFEXOR, ENBREL, and PREVNAR and ENBREL product supply; and

   o Expectations regarding the impact of potential litigation relating to PREMPRO, PREMARIN, ROBITUSSIN, DIMETAPP and EFFEXOR; the nationwide class action settlement relating to REDUX and PONDIMIN; and additional litigation charges related to REDUX and PONDIMIN.

All forward-looking statements address matters involving numerous assumptions, risks and uncertainties, which may cause actual results to differ materially from those expressed or implied by us in those statements. Accordingly, we caution you not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. From time to time, we also may provide oral or written forward-looking statements in other materials we release to the public. Additionally, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise. As permitted by the Private Securities Litigation Reform Act of 1995, the Company is hereby filing the following cautionary statements identifying important factors, which among others, could cause the Company's actual results to differ materially from expected and historical results:

Economic factors over which we have no control such as changes in business and economic conditions, including, but not limited to, inflation and fluctuations in interest rates, foreign currency exchange rates and market value of our equity investments and any impacts of war or terrorist acts;

Interruptions of computer and communication systems including computer viruses, that could impair the Company's ability to conduct business and communicate internally with its customers;

Increasing pricing pressures, both in and outside the United States, resulting from continued consolidation among health care providers, rules and practices of managed care groups and institutional and governmental purchasers, judicial decisions and governmental laws and regulations relating to Medicare, Medicaid and health care reform, pharmaceutical reimbursement and pricing in general;

Competitive factors, such as (i) new products developed by our competitors that have lower prices or superior performance features or that are otherwise competitive with our current products; (ii) technological advances and patents attained by our competitors; (iii) changes in promotional regulations or practices; (iv) development of alternative therapies; (v) potential generic competition for PREMARIN and for other health care products as such products mature and patents or marketing exclusivity expire on such products; (vi) problems with licensors, suppliers and distributors; (vii) business combinations among our competitors and major customers; and (viii) ability to attract and retain management and other key employees;

Government laws and regulations affecting U.S. and international operations, including (i) trade, monetary and fiscal policies and taxes; (ii) price controls, or reimbursement or access policies; (iii) drug importation legislation; (iv) changes in governments and legal systems; and (v) regulatory approval processes affecting approvals of products and licensing, including, without limitation, uncertainties of the FDA approval process that may delay or prevent the approval of new products and result in lost market opportunity;

Difficulties and delays inherent in pharmaceutical research, product development, manufacturing and commercialization, such as, (i) failure of new product candidates to reach market due to efficacy or safety concerns, inability to obtain necessary regulatory approvals and the difficulty or excessive cost to manufacture; (ii) the inability to identify viable new chemical compounds; (iii) difficulties in successfully completing clinical trials; (iv) difficulties in manufacturing complex products, particularly biological products, on a commercial scale; (v) difficulty in gaining and maintaining market acceptance of approved products; (vi) seizure or recall of products; (vii) the failure to obtain, the imposition of limitations on the use of, or loss of patent and other intellectual property rights; (viii) failure to comply with current Good Manufacturing Practices and other applicable regulations and quality assurance guidelines that could lead to temporary manufacturing shutdowns, product shortages and delays in product manufacturing; and (ix) other manufacturing or distribution problems, including unexpected adverse events or developments at any of the manufacturing facilities involved in the production of one or more of the Company's principal products;

Difficulties or delays in product manufacturing or marketing, including but not limited to, the inability to build up production capacity commensurate with demand, the inability of our suppliers to provide raw material, or the failure to predict market demand for or to gain market acceptance of approved products;

Unexpected safety or efficacy concerns arising with respect to marketed products, whether or not scientifically justified, leading to product recalls, withdrawals, regulatory action on the part of the FDA (or foreign counterparts) or declining sales;

Growth in costs and expenses, changes in product mix, and the impact of any acquisitions or divestitures, restructuring and other unusual items that could result from evolving business strategies, evaluation of asset realization and organizational restructuring;

Legal difficulties, any of which can preclude or delay commercialization of products or adversely affect profitability, such as (i) product liability litigation related to our products including, without limitation, litigation associated with DIMETAPP, ROBITUSSIN, PREMPRO, PREMARIN, EFFEXOR, and our former diet drug products, REDUX and PONDIMIN; (ii) claims asserting violations of antitrust, securities, or other laws; (iii) tax matters; (iv) intellectual property disputes or changes in intellectual property legal protections and remedies; (v) environmental matters, including obligations under the Comprehensive Environmental Response, Compensation and Liability Act, commonly known as Superfund; and (vi) complying with the consent decree with the FDA;

Fluctuations in buying patterns of major distributors, retail chains and other trade buyers which may result from seasonality, pricing, wholesaler buying decisions or other factors; and

Changes in accounting standards promulgated by the Financial Accounting Standards Board, the Emerging Issues Task Force, the Securities and Exchange Commission, and the American Institute of Certified Public Accountants, which may require adjustments to our financial statements.

This list should not be considered an exhaustive statement of all potential risks and uncertainties.